Exhibit 5

                                                    July 1, 1998

Trans Financial, Inc.
500 East Main Street
Bowling Green, Kentucky  42101

         Re:   1996 Consolidated Stock Option Plan

Board of Directors:

         We have acted as counsel to Trans Financial, Inc. (the "Company") in connection with the registration of 347,380 shares (the "Shares") of the Company's common stock (the "Common Stock") covered by the Registration Statement on Form S-8 filed by the Company pursuant to the Securities Act of 1933, as amended (the "Act"), to which this opinion is an exhibit, which Shares may be issued pursuant to the Company's 1996 Consolidated Stock Option Plan, as amended (the "Plan").

         As such counsel, we have examined originals, or copies certified to our satisfaction, of the Plan, the Company's Articles of Incorporation and Bylaws, such agreements, documents, certificates and other statements of government officials and corporate officers and representatives, and other papers as we have deemed relevant and necessary as a basis for our opinion. In such examination we have assumed the genuineness of all documents submitted to us as originals and the conformity with the original document of documents submitted to us as copies. In addition, as to matters of fact only, we have relied, to the extent we deemed such reliance proper, upon certificates and other written statements of public officials and corporate officers of the Company.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance in accordance with the terms of the Plan, and when the Shares are issued, delivered and paid for, in accordance with the terms of the Plan, they will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement, including amendments thereto.

                                                     Very truly yours,

                                                     BROWN, TODD & HEYBURN PLLC

                                                     /s/ James A. Giesel
                                                         James A. Giesel, Member